CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We have issued our report dated May 16, 2007 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 421 as of January 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

       We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                         GRANT THORNTON LLP



New York, New York
May 23, 2007